EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-01121 on Form N-1A of our reports dated May 18, 2023, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 26, 2023

Schedule A

Eaton Vance Investment Trust

Report Date	Fund Name

May 18, 2023	Eaton Vance National Ultra-Short Municipal Income Fund
May 18, 2023	Eaton Vance National Limited Maturity Municipal Income Fund
May 18, 2023	Eaton Vance New York Municipal Opportunities Fund
May 18, 2023	Eaton Vance Short Duration Municipal Opportunities Fund